UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2009
VCG Holding Corp.
(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado	80228
(Address of Principal Executive Offices)	(Zip Code)
(303) 934-2424
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     VCG Holding Corp., a Colorado corporation (the “Company”), is filing this Amendment No. 2 to Current Report on Form 8-K to amend its Current Report on Form 8-K filed on March 27, 2009 and its Current Report on Form 8-K/A filed on March 27, 2009 in order to restate the financial information presented under Item 2.02 for the fourth quarter and fiscal year ended December 31, 2008, the disclosures presented under Item 4.02. The financial information in the Company’s Current Report on Form 8-K filed on March 27, 2009 and Current Report on Form 8-K/A filed on March 27, 2009 should not be relied upon.
Item 2.02 Results of Operations and Financial Condition.
     On March 27, 2009, the Company issued a press release with respect to its earnings for the fourth quarter and fiscal year ended December 31, 2008, a copy of which is attached hereto as Exhibit 99.1. On April 13, 2009, the Company issued a press release updating and restating its earnings for the fourth quarter and fiscal year ended December 31, 2008, a copy of which is attached hereto as Exhibit 99.2. The financial information contained in the Company’s March 27, 2009 press release Current Report on Form 8-K filed on March 27, 2009 and Current Report on Form 8-K/A filed on March 27, 2009 should not be relied upon.
     The information set forth herein, including Exhibit 99.1 and Exhibit 99.2, is furnished pursuant to Item 2.02 — Results of Operations and Financial Condition and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of the Company, except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     The disclosures in this Item 4.02 supersedes and replaces the financial information and disclosures under Item 4.02 in the Company’s Current Report on Form 8-K filed on March 27, 2009 and Current Report on Form 8-K/A filed on March 27, 2009. The financial information and disclosures under Item 4.02 in the Company’s Current Report on Form 8-K filed on March 27, 2009 and Current Report on Form 8-K/A filed on March 27, 2009 should not be relied upon.
     On March 25, 2009, the Audit Committee (the “Committee”) of the Company’s Board of Directors concluded that, upon the advice of management and in consultation with Causey Demgen & Moore, Inc., the Company’s independent registered public accounting firm, the Company’s previously issued financial statements for the fiscal year ended December 31, 2007 (the “2007 Financial Statements”) and the fiscal quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 (the “2008 Quarterly Financial Statements”) required restatement. The Company’s decision to restate was made in connection with the Company’s response to a comment letter received from the U.S. Securities and Exchange Commission (the “SEC”) regarding the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “2007 Annual Report”) and the preparation of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Annual Report”).
     The issues raised by the SEC in its comment letter included the Company’s methodology for the valuation of certain assets and liabilities purchased in connection with the acquisition of 14 nightclubs in December 2006 through 2008. Based upon the issues raised by the SEC’s comment letter, the Company retained an independent firm to conduct a valuation of the assets and liabilities acquired in 2006 through 2008. As a result of that valuation, the Company has recorded additional intangible assets and liabilities and adjusted the fair value of licenses and goodwill acquired. The Company also recorded deferred income taxes for those acquisitions involving the purchase price of common stock.
     In addition, in connection with the Company’s review of its 2007 Financial Statements, the Company determined that Goodwill, Additional Paid-in Capital and Other Income were overstated.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Press Release dated March 26, 2009*

99.2	Press Release dated April 13, 2009

*	Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed on March 27, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.
Date: April 13, 2009	By:	/s/ COURTNEY COWGILL
Courtney Cowgill
Chief Accounting and Financial Officer